UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01     Other Events.
In a press release dated November 15, 2007, filed herewith as Exhibit 99.1 and incorporated by reference herein, W Holding Company, Inc. (the “Company”) announced that it had received an Additional Staff Determination letter from The Nasdaq Stock Market indicating that the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 in a timely fashion, as required under Marketplace Rule 4310(c)(14), serves as an additional basis for delisting the Company’s Series B, C, D, E, F, G and H preferred securities.
The Company also announced that it had received a determination letter from the Nasdaq Listing Qualifications Panel relating to its failure to file its Form 10-Q for the quarter ended June 30, 2007. The determination letter states that the Company has until December 3, 2007 to provide Nasdaq with certain requested information relating to the Company’s previously announced investigation of the Inyx loan and related matters, and until December 31, 2007 to file its late Form 10-Q for the quarter ended June 30, 2007.
The Company expects to comply with Nasdaq’s information request within the granted period and have its Quarterly Reports duly filed within said timeframe.
Item 9.01.     Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Norberto Rivera
Name:	Norberto Rivera
Title:	Chief Accounting Officer

Date: November 15, 2007